As filed with the Securities and Exchange Commission on June 30, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ISTA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-0511729 (I.R.S. Employer Identification Number)
15295 Alton Parkway, Irvine, California 92618 (949) 788-6000 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Vicente Anido, Jr., Ph.D.

President and Chief Executive Officer

ISTA Pharmaceuticals, Inc.

15295 Alton Parkway

Irvine, CA 92618

(949) 788-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Hedge

Stradling Yocca Carlson & Rauth

a Professional Corporation

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.001 par value)	20,000 shares	$4.89	$97,800	$5.46

(1)	Includes an indeterminate number of additional shares of the Registrant’s common stock which may be necessary to adjust the number of shares issued pursuant to the 2000 Employee Stock Purchase Plan as the result of any future stock splits, stock dividends or similar adjustments of the Registrant’s outstanding common stock.
(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) of the Securities Act, using the average of the high and low price reported by The Nasdaq Global Market for the common stock on June 26, 2009, which was $4.89.

EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 20,000 shares of common stock of ISTA Pharmaceuticals, Inc. (the “Registrant”) reserved for issuance under the Registrant’s 2000 Employee Stock Purchase Plan (the “Plan”), authorized pursuant to annual automatic increase provisions of the Plan for the 2009 fiscal year. 39,929 shares (after taking into effect the 1-for-10 reverse stock split of the Registrant’s common stock effected on November 13, 2002) of the Registrant’s common stock have previously been registered for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed on February 22, 2001 (File No. 333-56042), and an additional 120,000 shares of the Registrant’s common stock have previously been registered for issuance under the Plan pursuant to Registration Statements on Form S-8 filed February 18, 2003 (File No. 333-103281), February 28, 2005 (File No. 333-123026), February 13, 2006 (File No. 333-131793), February 9, 2007 (File No. 333-140577) and March 10, 2008 (File No. 333-149621), respectively, pursuant to “evergreen” clause increases for the 2001, 2002, 2005, 2006, 2007, and 2008 fiscal years, respectively.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Registrant’s previously filed Registration Statements on Forms S-8 (File Nos. 333-56042, 333-103281, 333-123026, 333-131793, 333-140577 and 333-149621) relating to shares issued under the Registrant’s 2000 Employee Stock Purchase Plan are hereby incorporated by reference.

Item 8. Exhibits.

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.2	Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.3	Second Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2003).

4.4	Amended and Restated Bylaws of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2006).

4.5	Preferred Stock Rights Agreement, dated as of December 31, 2001, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A12G filed with the Securities and Exchange Commission on January 22, 2002).

4.6	First Amendment to the Preferred Stock Rights Agreement, dated November 18, 2002, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on November 19, 2002).

4.7	Second Amendment to the Preferred Stock Rights Agreement, dated June 23, 2006, between ISTA Pharmaceuticals, Inc. and U.S. Stock Transfer Corporation (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth.

10.1	2000 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 18, 2003).

10.2	Amendment No. 1 to Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 20, 2004).

10.3	Amendment No. 2 to Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission of December 22, 2005).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 30, 2009.

By:	/s/ Vicente Anido, Jr., Ph.D.
Vicente Anido, Jr., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of ISTA Pharmaceuticals, Inc., do hereby constitute and appoint Vicente Anido, Jr., Ph.D. and Lauren P. Silvernail, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vicente Anido, Jr., Ph.D. Vicente Anido, Jr., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2009

/s/ Lauren P. Silvernail Lauren P. Silvernail	Chief Financial Officer, Chief Accounting Officer and Vice President Corporate Development	June 30, 2009

/s/ Richard C. Williams Richard C. Williams	Director (Chairman of the Board)	June 30, 2009

/s/ Peter Barton Hutt Peter Barton Hutt	Director	June 30, 2009

/s/ Kathleen D. LaPorte Kathleen D. LaPorte	Director	June 30, 2009

/s/ Benjamin F. McGraw III Benjamin F. McGraw III	Director	June 30, 2009

/s/ Dean J. Mitchell Dean J. Mitchell	Director	June 30, 2009

/s/ Andrew J. Perlman Andrew J. Perlman	Director	June 30, 2009

/s/ Wayne I. Roe Wayne I. Roe	Director	June 30, 2009

S-1

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.2	Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.3	Second Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2003).

4.4	Amended and Restated Bylaws of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2006).

4.5	Preferred Stock Rights Agreement, dated as of December 31, 2001, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A12G filed with the Securities and Exchange Commission on January 22, 2002).

4.6	First Amendment to the Preferred Stock Rights Agreement, dated November 18, 2002, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on November 19, 2002).

4.7	Second Amendment to the Preferred Stock Rights Agreement, dated June 23, 2006, between ISTA Pharmaceuticals, Inc. and U.S. Stock Transfer Corporation (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth.

10.1	2000 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 18, 2003).

10.2	Amendment No. 1 to Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 20, 2004).

10.3	Amendment No. 2 to Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission of December 22, 2005).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).